Exhibit 99.2

FMG Kentucky, LLC and FMG Valdosta, LLC

Condensed Combined Carve-out Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

FMG Kentucky, LLC and FMG Valdosta, LLC

Condensed Combined Carve-out Financial Statements

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

Page(s)

Condensed Combined Carve-out Financial Statements

Condensed Combined Carve-out Balance Sheets	3

Condensed Combined Carve-out Statements of Operations	4

Condensed Combined Carve-out Statements of Changes in Net Parent Investment	5

Condensed Combined Carve-out Statements of Cash Flows	6

Notes to Condensed Combined Carve-out Financial Statements	7–13

FMG Kentucky, LLC and FMG Valdosta, LLC

Condensed Combined Carve-out Balance Sheets

As of September 30, 2019 and December 31, 2018

(in thousands)

	2019	2018
Assets	(Unaudited)	(Audited)
Current assets:
Accounts receivable, net	$1,603	$1,602
Prepaid site leases	823	774
Other current assets	2,737	2,717
Total current assets	5,163	5,093

Property and advertising structures, net	25,932	27,945
Intangible assets, net	207	222
Goodwill	6,230	6,230
Other long-term assets	16	16
Total assets	$37,548	$39,506

Liabilities and Net Parent Investment
Current liabilities:
Accounts payable	$190	$353
Deferred revenue	546	494
Accrued expenses	717	1,772
Current maturities of capital leases	57	69
Total current liabilities	1,510	2,688
Liabilities under capital lease	327	370
Asset retirement obligations	54	51
Straight-line lease liability	466	420
Total liabilities	2,357	3,529

Net parent investment	35,191	35,977
Total Net Parent Investment	35,191	35,977
Total Liabilities and Net Parent Investment	$37,548	$39,506

See accompanying notes to the condensed combined carve-out financial statements (unaudited).

FMG Kentucky, LLC and FMG Valdosta, LLC

Condensed Combined Carve-out Statements of Operations

For the Nine Months Ended September 30, 2019 and 2018
(in thousands)

(unaudited)

	2019	2018
Revenues, net	$10,344	$9,934
Operating expenses
Direct advertising expenses	4,170	4,405
General and administrative expenses	2,620	3,045
Depreciation and amortization	2,191	2,131
Total operating expenses	8,981	9,581
Income from operations	1,363	353
Other (expense) income
Loss on disposal of property and advertising structures	(292)	(262)
Other income (expense), net	27	(4)
Total other expense	(265)	(266)

Net Income	$1,098	$87

See accompanying notes to the condensed combined carve-out financial statements (unaudited).

FMG Kentucky, LLC and FMG Valdosta, LLC

Condensed Combined Carve-out Statements of Changes in Net Parent Investment

For the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

Total Net Parent
Investment
Balance at December 31, 2017	$37,841
Net income (unaudited)	87
Net transfers to parent (unaudited)	(2,844)
Balance at September 30, 2018 (unaudited)	$35,084

Balance at December 31, 2018	$35,977
Net income (unaudited)	1,098
Net transfers to parent (unaudited)	(1,884)
Balance at September 30, 2019 (unaudited)	$35,191

See accompanying notes to the condensed combined carve-out financial statements (unaudited).

FMG Kentucky, LLC and FMG Valdosta, LLC

Condensed Combined Carve-out Statements of Cash Flows

For the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

	2019	2018
Cash flows from operating activities
Net income	$1,098	$87
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	2,191	2,131
Accretion of asset retirement obligation	3	2
Loss on disposal of property and advertising structures	292	262
Bad debt expense	74	117
Straight-line leases	46	275
Change in assets and liabilities
Accounts receivable	(75)	88
Prepaid site leases	(49)	(108)
Other current assets	(20)	793
Accounts payable	(163)	31
Accrued expenses	(1,055)	(35)
Deferred revenue	52	85
Net cash provided by operating activities	2,394	3,728

Cash flows from investing activities
Purchases of property and advertising structures	(402)	(896)
Proceeds from (outlay for) disposal of property and structures	(49)	91
Net cash (used) in investing activities	(451)	(805)

Cash flows from financing activities
Payments on capital leases	(59)	(79)
Net transfers to parent	(1,884)	(2,844)
Net cash (used) in financing activities	(1,943)	(2,923)

Net change in cash	-	-
Cash
Beginning of year	-	-
End of period	$-	$-

See accompanying notes to the condensed combined carve-out financial statements (unaudited).

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

1.	Organization and Description of the Business

Description of Business

FMG Kentucky, LLC and FMG Valdosta, LLC (collectively, the “Company”) are wholly-owned subsidiaries of Fairway Outdoor Advertising Group, LLC (“Advertising”). The Company is an outdoor advertising business that operates advertising displays across Kentucky, West Virginia, Florida and Georgia. GTCR, a leading private equity firm, acquired the Company, along with other market locations, with its acquisition of Fairway Media Group, LLC (“Media”, sole owner of “Advertising”) in January 2015. To execute the 100 percent acquisition of Media, FMG Outdoor Holdings, LLC (“Holdings”) was formed, in which GTCR acquired a majority interest. Holdings, and all of its subsidiaries, including Media and Advertising, are collectively referred to as “Fairway”.

In December of 2018, Holdings and its subsidiaries completed a restructuring transaction. Through this restructuring, FMG Kentucky, LLC and FMG Valdosta, LLC were created. In the process, Media was dissolved and no longer exists. The Company remained wholly-owned by Holdings subsequent to the restructuring. The Company evaluated the restructuring under authoritative guidance noting that the restructuring did not constitute a change of control.

Historically, the Company has been consolidated with other markets, within the Media portfolio, into one set of consolidated financial statements. Management has performed procedures to carve-out the combined financial statements of the Company out of the historical accounts of Fairway.

2.	Summary of Significant Accounting Principles

Principles of Combination

The condensed combined carve-out financial statements include the results of operations, financial position and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intracompany accounts and transactions within the condensed combined carve-out businesses of the Company have been eliminated.

Basis of Presentation

The condensed combined carve-out financial statements of the Company were derived from the consolidated financial statements and accounting records of Fairway, as if they operated on a standalone basis during the periods presented in conformity with U.S. GAAP. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP are not required in these interim financial statements and have been condensed or omitted. The accompanying unaudited condensed combined carve-out financial statements should be read in conjunction with the condensed combined carve-out financial statements for the years ended December 31, 2018 and 2017.

Certain transactions between the Company and Fairway have been included in these condensed combined carve-out financial statements and are considered to be effectively settled at the time the transaction is recorded. The total net effect of the settlement of these transactions is reflected in the condensed combined carve-out statements of changes in net parent investment as net transfers to parent, in the condensed combined carve-out statements of cash flows as a financing activity and in the condensed combined carve-out balance sheets as net parent investment. The condensed combined carve-out financial statements include certain assets and liabilities that have historically been held at the Fairway level but are specifically identifiable or otherwise allocable to the Company, including goodwill.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

Fairway applied a centralized approach to cash management and financing for the Company’s operations. The cash and cash equivalents held by Fairway at the corporate level are not specifically identifiable to the Company and therefore were not allocated for any of the periods presented. The Company was dependant on Fairway to fund the Company’s operating and investing activities, as needed. This arrangement is not reflective of the manner in which the Company would have been able to finance its operations had it been a stand-alone business separate from Fairway during the periods presented.

The historical costs and expenses reflected in the condensed combined carve-out financial statements include an allocation for certain corporate functions historically provided by Fairway. Certain functions critical to the Company’s operations were centralized and managed by Fairway. Historically, the centralized functions included finance, accounting, marketing, legal, operational support services, information technology, tax, and other general and administrative costs. Management has also included an allocation of stock compensation expense, related to management of Fairway, to the Company as the compensation calculations is partially impacted by the performance of the Company. The cost of each of these services has been allocated to the Company on the basis of the Company’s relative revenue or headcount as compared to that of Fairway, depending upon which allocation methodology is more appropriate for each service. As of and for the nine months ended September 30, 2019, the relative headcount and revenue for the year ended December 31, 2018 (last period in which all markets operated under Fairway) was utilized to allocate the costs of centralized operations. As of September 30, 2019, the Company consists of the only remaining Fairway markets. Fairway continues to service previously sold markets through transition services agreements and therefore the Company believes allocating costs as of and for the nine months ended September 30, 2019, utilizing the revenue and headcount percentages for the year ended December 31, 2018, provides a more accurate allocation of costs based on the level of effort performed at Fairway towards the Company. Liabilities associated with allocated expenses that the Company was not obligated to satisfy have not been recorded as Fairway will ultimately be obligated to satisfy them going forward. The Company believes that these allocations reasonably reflect the utilization of the services provided and benefits received; however, they may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented. Actual costs that may have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organization structure and strategic decisions made in various areas, including legal services, accounting and finance services, human resources, marketing, operational support, facility and other corporate and infrastructural services.

Below are the allocated amounts included within the balance sheet as of September 30, 2019 and statements of operations for the periods ended September 30, 2019 and 2018:

Balance Sheet:	2019
Other current assets	$150
Goodwill	6,230
Accrued expenses	(97)
Corporate allocation of net assets	$6,283

Statements of Operations:	2019	2018
General and administrative expenses	$471	$816
Other (income)/expense, net	(27)	4
Corporate statements of operations allocations	$444	$820

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

New Accounting Standards Recently Adopted

As of January 1, 2018, the Company adopted the new accounting standard, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018, and are not accounted for under FASB ASC No. 840, Leases. The standard requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard replaces most existing revenue recognition guidance in U.S. GAAP. The Company concluded that the adoption of the new standard did not have a material impact to the condensed combined carve-out financial statements. Refer to Note 3 for more information.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments. The update clarifies how certain cash receipts and cash payments are presented in the statement of cash flows. The update is effective for annual periods beginning January 1, 2019 with early adoption permitted. Adoption of the update had no material impact to the condensed combined carve-out financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the definition of a business. The update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or businesses. The update is effective for annual periods beginning after December 15, 2018.  Adoption of the update had no material impact to the condensed combined carve-out financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases.  The update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about lease arrangements.  The amendments in this update are effective beginning January 1, 2021 with retrospective application.  The Company expects the primary impact to our condensed combined carve-out financial statements will be the recognition, on a discounted basis, of our minimum commitments under noncancelable operating leases on our condensed combined balance sheets resulting in the recording of right of use assets and lease obligations. Management is currently evaluating the potential impact of implementation of this updated authoritative guidance on its condensed combined carve-out financial statements.

3.	Revenue

On January 1, 2018, we adopted ASC No. 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018 and are not accounted for under ASC 840.  Results for reporting periods beginning after January 1, 2018 are presented under FASB ASC No. 606 or 840.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

The Company generates revenue from the sale of advertising space on printed and digital advertising displays. Certain of these revenue transactions are considered leases under FASB ASC No. 840 for accounting purposes, as the agreements convey to the customer the right to use the Company’s advertising structures for a stated period of time. In order for an arrangement to qualify as a lease it must be dependant on the use of a specific asset and the customer must have majority use and obtain substantially all of the benefit from the asset during the term of the arrangement. Therefore, arrangements that do not involve the use of a specific asset, where the Company has the ability to substitute the asset that is used to display the advertising, or where the asset displays advertisements for multiple customers during the period are not considered leases under FASB ASC No. 840. The Company accounts for revenue from leases, which are classified as operating leases, in accordance with FASB ASC No. 840. These arrangements will continue to be accounted for under FASB ASC No. 840 until the Company adopts FASB ASC No. 842, Leases, at which time the arrangements will be re-evaluated based on the new guidance.

A majority of our bulletin displays and poster contracts are accounted for under FASB ASC No. 840. Revenue from digital billboards and production revenue are accounted for under FASB ASC No. 606.

We have elected to utilize the practical expedient to recognize the incremental cost of obtaining a contract as an expense when incurred as a result of the amortization period of the asset being one year or less. We expense sales commissions when incurred because the amortization period for our sales contracts is one year or less. These costs are recorded within general and administrative expense in the condensed combined carve-out statement of operations.

Revenue streams for the nine months ended September 30, 2019 and 2018, respectively, consist of the following:

	2019	2018
Accounted for under ASC 840:
Bulletin display	$7,253	$7,008
Poster	1,389	1,289
	8,642	8,297
Accounted for under ASC 606:
Digital display	1,031	946
Production	671	631
Other revenue	-	60
	1,702	1,637
Total revenue	$10,344	$9,934

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

4.	Property and Advertising Structures, Net

Property and advertising structures, net at September 30, 2019 and December 31, 2018 consists of the following:

	Useful Life	2019	2018
Land	Indefinite	$859	$859
Buildings	30 years	244	244
Advertising structures	15 years	35,002	35,002
Vehicles-autos	5 years	699	607
Machinery and equipment	5 years	302	273
Furniture, fixtures and office equipment	7 years	175	155
Computer equipment	3-5 years	85	84
Property and equipment under capital leases	2-30 years	622	712
Construction in process		76	40
		38,064	37,976
Less: Accumulated depreciation		(12,132)	(10,031)
		$25,932	$27,945

Depreciation expense totaled $2,176 and $2,116 for the nine months ended September 30, 2019 and 2018, respectively, and charges are included in depreciation and amortization expense in the condensed combined carve-out statement of operations. Depreciation expense allocated to the Company was recorded within General and administrative expenses, as it was not a direct result of property and equipment owned or used at the Company level, and totaled $33 and $30 for the nine months ended September 30, 2019 and 2018, respectively.

5.	Intangible assets, net

The following table presents details regarding the Company’s total long-lived intangible assets as of September 30, 2019 and December 31, 2018:

As of September 30, 2019		Accumulated
	Gross	Amortization	Net
Permits	$303	$96	$207
	$303	$96	$207

As of December 31, 2018		Accumulated
	Gross	Amortization	Net
Permits	$303	$81	$222
	$303	$81	$222

The weighted average useful life of intangible assets is 15 years.

Amortization expense totaled $15 and $15 for the nine months ended September 30, 2019 and 2018, respectively, and charges are included in depreciation and amortization expense in the condensed combined carve-out statement of operations.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

Amortization expense for future years is as follows:

Years Ending December 31,
2019 (remaining 3 months)	$5
2020	20
2021	20
2022	20
2023	20
Thereafter	122
$207

6.	Commitments and Contingencies

Zoning regulations

In some of the localities in which the Company operates, outdoor advertising is subject to restrictive zoning regulations. Although the Company believes the existence of those regulations continue to be a factor in the operation of the Company’s business, such regulations have not had a significant effect on the results of operations.

Litigation

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. As of September 30, 2019, we were not a party to any pending legal proceedings that would be expected to have a material adverse effect on our business or financial condition.

7.	Hurricane Recovery

On October 10, 2018, hurricane Michael caused damages to some of the Company’s advertising structures. In order to rebuild the advertising structures, the Company incurred charges of $2,492 through July 2019. The cost of the restored advertising structures is recorded within property and advertising structures, net on the condensed combined carve-out balance sheets. The Company was insured for the damages incurred to the advertising structures and recorded an insurance receivable of $2,406 based on the costs incurred or expected to be incurred and recoverable through the Company’s insurance policy. The insurance receivable was received in October 2019.

8.	Employee Benefit Plan

The employees of the Company participate in a 401(k) savings plan administered by Fairway.  Upon meeting the eligibility requirements, participants will receive employer matching contributions equal to 100% of up to 2% of eligible wages.  Company contributions to the plan are $31 and $24 for the nine months ended September 30, 2019 and 2018, respectively.

FMG Kentucky, LLC and FMG Valdosta, LLC

Notes to Condensed Combined Carve-out Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Nine Months Ended September 30, 2019 and 2018

(in thousands)

(unaudited)

9.	Related Party Transactions

Parent Investments

The condensed combined carve-out financial statements for the Company are based on the accounting records of Fairway. Within these records each subsidiary has its own equity accounts, as well as intercompany due (to) / from affiliates and operations within Fairway.

The following table present the components of net transfers (to)/from the parents for the nine months ended September 30, 2019 and 2018, respectively:

Net Transfer Category	2019	2018
Contribution of net assets from (to) Parent	$1,141	$1,281
Corporate allocations	(2,636)	(3,051)
Cash clearing and other financing activities	(389)	(1,074)
	$(1,884)	$(2,844)

AOA Management Fee

Fairway executed a Corporate Executive Management Services Agreement with AOA Management Company Limited Partnership (“Management Company”), a Minnesota limited partnership on January 16, 2015. As a result, Fairway shares certain employees including officers and equity owners. Fairway pays the Management Company a monthly fee and certain business expenses as provided per the agreement. The agreement was terminated as of December 31, 2018. Fairway allocated $178 to the Company for the nine months ended September 30, 2018.

10.	Subsequent Events

We have evaluated subsequent events through the issuance of these financial statements on February 28, 2020.

On October 16, 2019, the Company, along with Fairway, entered into an equity purchase agreement (the “Purchase Agreement”) to sell the Company to Billboards LLC, a Delaware limited liability company, for a cash purchase price of $43,072 subject to certain working capital and other adjustments as defined in the Purchase Agreement.

On December 13, 2019, MediaCo Holding, Inc., an Indiana corporation, entered into an Assignment and Assumption of the Purchase Agreement by and between Billboards LLC and Fairway. The transactions contemplated by the Purchase Agreement closed concurrently with the entry into the Assignment and Assumption Agreement.